CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS

Presstek, Inc.
Hudson, New Hampshire


We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement of our report dated February 16, 1996, except for Note 12(b) for which the date is September 3, 1996, relating to the financial statements and schedule of Presstek, Inc. appearing in the Company's Annual Report on Form 10-KA for the year ended December 30, 1995.


We also consent to the reference to us under the caption "Experts" in the Prospectus.


/s/ BDO Seidman, LLP

BDO SEIDMAN, LLP



New York, New York



November 18, 1996